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                                                                  EXHIBIT 10.48

                                 PROMISSORY NOTE

$83,333.00                                                   September 29, 1995


     FOR VALUE RECEIVED, Frederick Franks III, an individual resident of Pennsylvania (the "Borrower") hereby promises to pay to the order of Safeguard Scientifics (Delaware), Inc. (the "Lender"), at 800 The Safeguard Building, 435 Devon Park Drive, Wayne PA 19087 or at such other place in the continental United States as the Lender may designate in writing, in lawful money of the United States, and in immediately available funds, the principal sum of Eighty-Three Thousand Three Hundred Thirty-Three Dollars ($83,333).

     The unpaid principal balance of the Note shall be paid on September 29, 2000.

     The Borrower hereby further promises to pay to the order of the Lender interest on the outstanding principal amount from the date hereof, at a per annum rate of 6.35%, compounded annually. Interest shall accrue during the term of this Note and all accrued interest shall be paid in full upon the payment of any principal amount of this Note.

     All payments made on this Note (including, without limitation, prepayments) shall be applied, at the option of the Lender, first to late charges and collection costs, if any, then to accrued interest, and then to principal.

     Accrued interest and principal shall be prepaid from time to time to the extent of 25% of the proceeds of any sales or other dispositions (including redemptions pursuant to that certain Option Shares Escrow Agreement of even date herewith) by the Borrower of any of the shares of common stock of Core Technologies (Pennsylvania), Inc. purchased by Borrower from Lender on the date hereof.

     The accrued interest and outstanding principal amount of this Note may be prepaid in whole or in part without any prepayment penalty or premium at any time or from time to time by Borrower upon notice to the Lender.

     Notwithstanding anything in this Note, the interest rate charged hereon shall not exceed the maximum rate allowable by applicable law. If any stated interest rate herein exceeds the maximum allowable rate, then the interest rate shall be reduced to the maximum allowable rate, and any excess payment of interest made by Borrower at any time shall be applied to the unpaid balance of any outstanding principal of this Note.



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     An event of default hereunder shall consist of:

     (i) a default in the payment by Borrower to Lender of principal under this Note as and when the same shall become due and payable;

     (ii) an event of default by Borrower under any other obligation, instrument, note or agreement with the Lender for borrowed money, beyond any applicable notice and/or grace period;

     (iii) institution of any proceeding by or against Borrower under any present or future bankruptcy or insolvency statute or similar law and, if involuntary, if the same are not stayed or dismissed within sixty (60) days, or Borrower's assignment for the benefit of creditors or the appointment of a receiver, trustee, conservator or other judicial representative for Borrower or Borrower's property or Borrower's being adjudicated a bankrupt or insolvent.

     Upon the occurrence of any event of default, the entire unpaid principal amount of this Note and all unpaid interest accrued thereon shall, at the sole option of Lender, without notice, become immediately due and payable, and Lender shall thereupon have all the rights and remedies provided hereunder or now or hereafter available at law or in equity.

     The Borrower hereby waives presentment, demand, protest and notice of dishonor and protest, and also waives all other exemptions; and agrees that extension or extensions of the time of payment of this Note or any installment or part thereof may be made before, at or after maturity by agreement by the Lender. The Borrower shall pay to the Lender, upon demand, all costs and expenses, including, without limitation, attorneys' fees and legal expenses, that may be incurred by the Lender in connection with the enforcement of this Note.

     Any failure by the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time. No amendment to or modification of this Note shall be binding upon the Lender unless in writing and signed by it.

     Notices required to be given hereunder shall be deemed validly given (i) three business days after sent, postage prepaid, by certified mail, return receipt requested, (ii) one business day after sent, charges paid by the sender, by Federal Express Next Day Delivery or other guaranteed delivery service, (iii) when sent by facsimile transmission, or (iv) when delivered by hand:



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     If to Lender:

      Safeguard Scientifics, Inc.
      Attention:  General Counsel
      800 The Safeguard Building
      435 Devon Park Drive
      Wayne, PA  19087

     If to Borrower:

     to the address set forth at the bottom of this Note;

or to such other address, or in care of such other person, as Holder or Borrower shall hereafter specify to the other from time to time by due notice.

     Any provision hereof found to be illegal, invalid or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

     This Note shall apply to and bind the successors of the Borrower and shall inure to the benefit of the Lender, its successors and assigns.

     The Note shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

     The Borrower has duly executed this Note as of the date first above written.


WITNESS:                                /s/Frederick Franks
        ----------------------          -------------------------------
                                        Frederick Franks III


                                 Address:
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